Exhibit 99.1

UNAUDITED PRO FORMA

CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated financial statements give effect to the proposed merger between STATS and ChipPAC using the purchase method of accounting for the business combination.

Upon completion of the merger, holders of ChipPAC Class A common stock will be entitled to receive 0.87 (the exchange ratio) of a STATS ADS in exchange for each share of ChipPAC Class A common stock owned at the time of the consummation of the merger. The exchange ratio will be proportionately adjusted for any stock split, stock dividend, reorganization or similar change in ChipPAC Class A common stock or STATS ordinary shares. ChipPAC stockholders will receive cash based on the market price of STATS ADSs in lieu of any fractional shares to which they might otherwise be entitled.

The actual number of STATS ADSs to be issued in the merger and the dollar value at the effective time of the merger cannot be determined until the closing date of the merger. The unaudited pro forma condensed combined consolidated financial statements were prepared based on the number of shares of ChipPAC Class A common stock outstanding as of March 31, 2004.

There can be no assurance that STATS and ChipPAC will not incur charges in excess of those included in the pro forma total consideration related to the merger or that STATS management will be successful in its effort to integrate the operations of the companies.

The unaudited pro forma condensed combined consolidated statement of operations gives effect to the proposed merger as if it had been consummated on January 1, 2003. The unaudited pro forma condensed combined consolidated statement of operations data combines the historical consolidated statement of operations of STATS for the year ended December 31, 2003 and the three months ended March 31, 2004 with the historical consolidated statement of operations of ChipPAC for the year ended December 31, 2003 and the three months ended March 31, 2004, after giving effect to adjustments arising from applying the purchase method of accounting.

The unaudited pro forma condensed combined consolidated balance sheet gives effect to the proposed merger as if it had been consummated on March 31, 2004. The unaudited pro forma condensed combined consolidated balance sheet combines the historical consolidated balance sheet of STATS as of March 31, 2004 with the historical consolidated balance sheet of ChipPAC as of March 31, 2004, after giving effect to adjustments arising from applying the purchase method of accounting.

The accompanying unaudited pro forma condensed combined consolidated financial statements are presented in accordance with Article 11 of Regulation S-X. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the proposed merger had been consummated on January 1, 2003 or March 31, 2004, nor is it necessarily indicative of the future operating results or financial position of the combined company. See “Forward-Looking Statements” on page 28. The unaudited pro forma condensed combined consolidated financial statements are based on STATS management’s preliminary estimates of, and good faith assumptions regarding, the adjustments arising from the proposed merger at the time of the filing of this document. A preliminary valuation was conducted in order to assist STATS management in determining the fair values of a significant portion of ChipPAC’s assets and was considered by STATS management in estimating the fair values of ChipPAC’s assets reflected in the unaudited pro forma condensed combined consolidated financial statements. The preliminary valuation and the pro forma adjustments are based upon the limited information currently made available to STATS by ChipPAC for purposes of conducting a valuation of ChipPAC’s assets and liabilities. Not all information required to complete such a valuation is currently available to STATS, due to, among other things, regulatory restrictions and other considerations regarding the sharing of certain information between possible competitors prior to the consummation of the merger and as additional information becomes available to

STATS, the actual allocation of the merger consideration to the ChipPAC assets acquired and liabilities assumed upon the consummation of the merger could differ materially from current estimates and may include allocation of amounts to in-process research and development. Any amount allocated to in-process research and development will be expensed by the combined company in the quarter in which the merger is completed. A final determination of the fair value of the ChipPAC assets and liabilities cannot be made prior to the consummation of the merger. Therefore, the actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. The pro forma financial statements should be read in conjunction with the accompanying notes thereto and with STATS’ and ChipPAC’s historical consolidated financial statements and related notes thereto incorporated by reference into this document.

UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2004

(in thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	STATS	ChipPAC
Net revenues	$132,328	$126,948	$—		$259,276
Cost of revenues	(111,949)	(103,963)	(3,051	)(a)	(218,963)

Gross profit	20,379	22,985	(3,051)		40,313

Operating expenses:
Selling, general and administrative	10,253	12,476	221	(a)	22,950
Research and development	3,085	2,984	16	(a)	6,085
Other general expenses, net	(37)	—	—		(37)

Total operating expenses	13,301	15,460	237		28,998

Operating income (loss)	7,078	7,525	(3,288)		11,315

Other income (expense):
Interest income	1,223	115	—		1,338
Interest expense	(4,551)	(7,646)	2,618	(b)	(9,579)
Foreign currency exchange gain (loss)	1,026	(445)	—		581
Other non-operating income, net	81	187	—		268

Total other (expense) income	(2,221)	(7,789)	2,618		(7,392)

Income (loss) before income taxes	4,857	(264)	(670)		3,923
Income tax expense	(509)	(500)	(389	)(c)	(1,398)

Income (loss) before minority interest	4,348	(764)	(1,059)		2,525
Minority interest	(282)	—	—		(282)

Net income (loss)	$4,066	$(764)	$(1,059)		$2,243

Other comprehensive income (loss):
Unrealized gain on available-for-sale marketable securities	$553	$—	$—		$553
Realized gain on available-for-sale marketable securities included in net loss	1	—	—		1
Foreign currency translation adjustment	1,182	—	—		1,182

Comprehensive income (loss)	$5,802	$(764)	$(1,059)		$3,979

Net income (loss) per ordinary share
Basic	$0.00	$(0.01)			$0.00
Diluted	$0.00	$(0.01)			$0.00
Net income (loss) per ADS
Basic	$0.04	$—			$0.01
Diluted	$0.04	$—			$0.01
Ordinary shares (in thousands) used in per ordinary shares:
Basic	1,076,713	97,652			1,926,285
Diluted	1,081,215	97,652			1,974,641
ADS (in thousands) used in per ADS calculation:
Basic	107,671	—			192,629
Diluted	108,122				197,464

See accompanying notes to unaudited pro forma condensed combined financial statements.

For an explanation of the pro forma adjustments, see page 8.

UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	STATS	ChipPAC
Net revenues	$380,691	$429,189	$—		$809,880
Cost of revenues	(328,014)	(365,299)	(20,790	)(a)	(714,103)

Gross profit	52,677	63,890	(20,790)		95,777

Operating expenses:
Selling, general and administrative	36,475	38,241	1,435	(a)	76,151
Research and development	15,295	11,661	104	(a)	27,060
Asset impairments	—	11,662	—		11,662
Other general expenses, net	374	1,957	—		2,331

Total operating expenses	52,144	63,521	1,539		117,204

Operating income (loss)	533	369	(22,329)		(21,427)

Other income (expense):
Interest income	4,785	828	—		5,613
Interest expense	(13,994)	(30,887)	10,474	(b)	(34,407)
Foreign currency exchange gain (loss)	1,634	(35)	—		1,599
Other non-operating income, net	7,570	2,944	—		10,514

Total other income (expense)	(5)	(27,150)	10,474		(16,681)

Income (loss) before income taxes	528	(26,781)	(11,855)		(38,108)
Income tax expense	(705)	(2,000)	(814	)(c)	(3,519)

Loss before minority interest	(177)	(28,781)	(12,669)		(41,627)
Minority interest	(1,539)	—	—		(1,539)

Net loss	$(1,716)	$(28,781)	$(12,669)		$(43,166)

Other comprehensive income (loss):
Unrealized gain on available-for-sale marketable securities	$3,687	$—	$—		$3,687
Realized gain on available-for-sale marketable securities included in net loss	(5,040)	—	—		(5,040)
Foreign currency translation adjustment	698	—	—		698

Comprehensive loss	$(2,371)	$(28,781)	$(12,669)		$(43,821)

Basic and diluted net loss per ordinary share	$(0.00)	$(0.30)			$(0.02)
Basic and diluted net loss per ADS	$(0.02)	$—			$(0.24)
Ordinary shares (in thousands) used in per ordinary shares	1,005,374	95,554			1,836,694
ADS (in thousands) used in per ADS calculation	100,537	—			183,669

See accompanying notes to unaudited pro forma condensed combined financial statements.

For an explanation of the pro forma adjustments, see page 8.

UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2004

(in thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	STATS	ChipPAC
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$208,543	$31,007	$—		$239,550
Accounts receivable, net	100,661	66,614	—		167,275
Amounts due from ST and ST affiliates	8,796	—	—		8,796
Inventories	25,359	24,719	—		50,078
Prepaid expenses and other current assets	34,447	7,734	—		42,181

Total current assets	377,806	130,074	—		507,880
Marketable securities	91,181	—	—		91,181
Prepaid expenses	16,939	—	—		16,939
Property, plant and equipment, net	507,013	413,203	(84,722	)(d)	835,494
Intangible assets	—	15,305	116,395	(e)	131,700
Goodwill	2,209	—	1,044,491	(f)	1,046,700
Other assets	49,901	16,147	—		66,048

Total assets	$1,045,049	$574,729	$1,076,164		$2,695,942

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and other payables	$92,922	$63,485	$—		$156,407
Accrued operating expenses	45,063	25,530	12,391	(g)	82,984
Short term borrowings	4,912	—	—		4,912
Current installments of long-term debt	9,878	—	—		9,878
Amounts due to ST and ST affiliates	465	—	—		465
Current obligations under capital leases	2,416	—	—		2,416

Total current liabilities	155,656	89,015	12,391		257,062
Obligation under capital leases, excluding current installments	321	—	—		321
Long-term debt, excluding current installments	361,415	365,000	52,474	(h)	778,889
Other non-current liabilities	10,800	21,260	(7,773	)(i)	24,287

Total liabilities	528,192	475,275	57,092		1,060,559
Minority interest	34,950	—	—		34,950
Total shareholders’ equity	481,907	99,454	1,019,072	(j)	1,600,433

Total liabilities and shareholders’ equity	$1,045,049	$574,729	$1,076,164		$2,695,942

See accompanying notes to unaudited pro forma condensed combined financial statements.

For an explanation of the pro forma adjustments, see page 8.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1    Basis of Pro Forma Presentation

On February 10, 2004, STATS and ChipPAC entered into a merger agreement which will result in ChipPAC becoming a wholly owned subsidiary of STATS in a transaction to be accounted for using the purchase method.

The unaudited pro forma condensed combined consolidated financial statements assume the issuance of approximately 86 million STATS ADSs in the merger, based upon the exchange ratio of 0.87 STATS ADSs for each share of ChipPAC Class A common stock and the number of outstanding shares of ChipPAC Class A common stock as of March 31, 2004. The actual number of STATS ADSs to be issued will be determined based upon the actual number of shares of ChipPAC Class A common stock outstanding at the effective time of the merger. The average market price per STATS ADS of $12.402 is based upon an average of the closing prices for a range of trading days (February 8 through 12, 2004) around February 10, 2004, the date on which the proposed merger was announced.

The fair values of STATS substitute options, both vested and unvested, were determined using a Black-Scholes valuation model with the following assumptions: no dividend yield; an expected volatility of 61.87%, and a risk-free interest rate of 2.78%. The model assumed an expected life of 7 years for vested and unvested options.

Based upon the total number of shares of ChipPAC Class A common stock subject to outstanding ChipPAC options as of March 31, 2004, STATS would issue, in connection with the merger, STATS substitute options to acquire approximately 80.96 million STATS ordinary shares at a weighted average exercise price of $0.55 per STATS ordinary share. The actual number of STATS ordinary shares that would be subject to STATS substitute options that will be issued in connection with the merger would be based upon the actual number of shares of ChipPAC Class A common stock subject to outstanding ChipPAC options at the effective time of merger.

The estimated total purchase price of the ChipPAC acquisition is as follows (in thousands):

Value of STATS ADSs issued	$1,061,350
Value of STATS substitute options	60,838

Total value of STATS securities	1,122,188
Estimated direct transaction costs	12,391

Total estimated purchase price	$1,134,579

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to ChipPAC’s net tangible and identifiable intangible assets based on their estimated fair values as of the date of the consummation of the merger. In determining the preliminary price allocation, STATS management considered, among other factors, its intention for use of acquired assets as well as historical demand and estimates of future demand for ChipPAC’s products and services. Based on these assumptions and subject to changes to other factors as described in the introduction to these unaudited pro forma condensed combined consolidated financial statements on page 169 of this document, the preliminary estimated purchase price is allocated as follows (in thousands):

Current and other assets	$146,221
Property, plant and equipment	328,481
Current liabilities	(89,015)
Long-term debts	(417,474)
Other long-term liabilities	(13,487)

Net liabilities	(45,274)
Amortizable intangible assets:
Tradenames	14,000
Technology and intellectual property	26,900
Customer relationships	89,300
Software and licenses	1,500
Unearned compensation on unvested options	3,662
Goodwill	1,044,491

$1,134,579

Of the total estimated purchase price, a preliminary estimate of $45.3 million has been allocated to net liabilities assumed and approximately $131.7 million has been allocated to amortizable identifiable intangible assets acquired. The depreciation and amortization related to the fair value adjustment to net tangible assets and the amortization related to the amortizable intangible assets are reflected as pro forma adjustments to the unaudited pro forma condensed combined consolidated statements of operations.

The fair value of tangible assets was estimated primarily based on the cost and sales comparison approaches. In applying the cost approach, the replacement or reproduction cost estimates for the buildings, machinery and other equipment were based on indexed original costs or manufacturer reported replacement costs. Original historical cost data was segregated by appraisal class and year of acquisition, and indexed to estimated reproduction cost. Inflation trend factors were derived using indices from nationally recognized indexes. Replacement or reproduction costs were reduced by depreciation factors that reflect the estimated physical deterioration and functional obsolescence of assets. The sales comparison approach was used for tangible assets that have an active resale market. Similar assets recently sold or offered for sale were analyzed and their prices adjusted to reflect the difference between the comparable asset and the asset and the conditions of the sale to estimate the value of the acquired assets.

The fair value assigned to intangible assets were estimated by discounting the estimated future cash flows of the intangibles assets to their present value. The cash flow estimates used for technology and intellectual property were based on estimates of product revenue and appropriate royalty rates (based on an analysis of rates for similar technologies and forecast product margins). The cash flow estimates used for customer relationships were based on estimates of revenue attributed to the current customers and the programs they have been qualified on as well as the profitability attributed to each. The rate used to discount these net cash flows was determined after consideration of market returns on debt and equity capital, the weighted average return on invested capital, the nature of each asset and the risk associated with achieving the forecast.

The combined company expects to amortize the fair value of the ChipPAC tradename on a straight-line basis over an average estimated life of 7 years.

Technology and intellectual property relates to ChipPAC’s technology for Ball Grid Array, Leadframe and Chip Scale Package. The combined company expects to amortize the fair value of these assets on a straight-line basis over an average estimated life of 10 years.

Customer relationships represent those customers with which ChipPAC has current sales relationships. The combined company expects to amortize the fair value of these assets on a straight-line basis over an average estimated life of 3 years.

Of the total estimated purchase price, approximately $1,044.5 million has been allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and identifiable intangible assets.

In accordance with the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill and intangible assets with indefinite lives resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the combined company will incur an accounting charge for an amount of the impairment during the fiscal quarter in which the determination is made.

The unaudited pro forma condensed combined consolidated financial statements reflects how the merger might have affected STATS’ historical financial statements had the merger been consummated at an earlier time. The pro forma adjustments related to the unaudited pro forma condensed combined consolidated statement of operations assume the merger was consummated as of January 1, 2003. The pro forma adjustments related to the unaudited pro forma combined condensed consolidated balance sheet assume the merger was consummated as of March 31, 2004. The assumptions involved in the pro forma adjustments to the unaudited pro forma condensed combined consolidated financial statements are explained in Note 2, below.

Note 2    Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to net tangible and intangible assets acquired and liabilities assumed to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets, to reflect the impact on interest expense of the amortization of the fair value adjustment to long-term debt and to reflect the income tax effect related to the pro forma adjustments.

No pro forma adjustments were required to conform ChipPAC’s accounting policies to STATS’ accounting policies. Certain reclassifications have been made to conform ChipPAC’s historical amounts to STATS’ presentation.

The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had STATS and ChipPAC filed consolidated income tax returns during the periods presented.

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

a)	To recognize amortization of identified intangible assets arising from the merger over their estimated useful lives, net of the elimination of intangible asset amortization expense included in the historical ChipPAC results.

To record depreciation of property, plant and equipment based on their preliminary estimated fair value and eliminate the depreciation charge included in the historical ChipPAC results.

To record stock compensation charges related to unvested options assumed. The preliminary estimate is based on the intrinsic value of these options on March 31, 2004 for options outstanding on March 31, 2004. The unearned compensation related to the unvested options is being amortized over the remaining estimated graded vesting periods, which range from 0.1 to 2.3 years, according to information provided by ChipPAC.

	Three Months Ended March 31, 2004
	Cost of revenues	Selling, general and administrative	Research and development	Total
To reflect amortization of acquired intangible assets at a preliminary estimate of fair value	$8,739	$—	$—	$8,739
To eliminate ChipPAC’s historical amortization of intangible assets	(1,351)	—	—	(1,351)

	7,388	—	—	7,388

To reflect depreciation of acquired property, plant and equipment at a preliminary estimate of fair value	13,758	—	—	13,758
To eliminate ChipPAC’s historical depreciation of property, plant and equipment	(18,233)	—	—	(18,233)

	(4,475)	—	—	(4,475)

To record stock compensation charges related to unvested options assumed	138	221	16	375

	3,051	221	16	3,288

	Year Ended December 31, 2003
	Cost of revenues	Selling, general and administrative	Research and development	Total
To reflect amortization of acquired intangible assets at a preliminary estimate of fair value	$34,957	$—	$—	$34,957
To eliminate ChipPAC’s historical amortization of intangible assets	(5,747)	—	—	(5,747)

	29,210	—	—	29,210

To reflect depreciation of acquired property, plant and equipment at a preliminary estimate of fair value	55,020	—	—	55,020
To eliminate ChipPAC’s historical depreciation of property, plant and equipment	(64,343)	—	—	(64,343)

	(9,323)	—	—	(9,323)

To record stock compensation charges related to unvested options assumed	903	1,435	104	2,442

	20,790	1,435	104	22,329

b)	To reflect the amortization of the premium on assumed long-term debt resulting from recording this debt at fair value over the remaining period to maturity using the interest method.

c)	To record the deferred tax charge resulting from the pro forma adjustments related to depreciation expense.

d)	To record the preliminary estimate of the fair value of ChipPAC’s property, plant and equipment:

	As of March 31, 2004
	Historical amount	Fair value	Increase (Decrease)
Land rights	$10,212	$9,950	$(262)
Building and improvements	52,457	58,250	5,793
Equipment	350,534	260,281	(90,253)

	$413,203	$328,481	$(84,722)

e)	To eliminate ChipPAC’s historical intangible assets and related accumulated amortization and to record preliminary estimate of intangible assets:

	As of March 31, 2004
	Historical amount	Fair value	Increase (Decrease)
Software and licenses	6,129	1,500	(4,629)
Technology and intellectual property	$9,176	$26,900	$17,724
Tradenames	—	14,000	14,000
Customer relationships	—	89,300	89,300

	$15,305	$131,700	$116,395

f)	To record the preliminary estimate of goodwill.

g)	To record estimated direct transaction costs.

h)	To reflect ChipPAC’s debts at the preliminary estimate of their fair values.

To reflect ChipPAC’s debts at the preliminary estimate of fair value
Based on quotes from brokers for $165 million 12.75% senior subordinated notes and $150 million 2.5% convertible subordinated notes	$364,088
Based on estimated fair value of non-traded $50 million 8% convertible subordinated notes	53,386

417,474
To eliminate ChipPAC’s historical debts	(365,000)

$52,474

i)	To record the deferred tax adjustment relating to pro forma adjustments to property, plant and equipment and intangible assets.

j)	To adjust shareholders’ equity:

To reflect the value of STATS ordinary shares to be issued and the fair value of STATS substitute options	$1,122,188
To reflect the intrinsic value of the unvested ChipPAC options to be substituted in the transaction	(3,662)
To eliminate ChipPAC’s historical stockholders’ equity	(99,454)

$1,019,072

Note 3    Pro Forma Earnings Per STATS Ordinary Share and Per STATS ADSs

The pro forma basic and diluted earnings per STATS ordinary share and earnings per STATS ADS are based on the weighted average number of shares of STATS ordinary shares and STATS ADSs outstanding during each period and weighted average number of ChipPAC Class A common stock outstanding during each period multiplied by the exchange ratio. The substitution of ChipPAC options with STATS substitute options is not reflected in pro forma earnings because the effect would be antidilutive.

	Three Months Ended March 31, 2004	Year Ended December 31, 2003
	(in thousands)	(in thousands)
Weighted average number of STATS shares	1,076,713	1,005,374
Weighted average number of STATS shares in exchange for ChipPAC shares	849,572	831,320

Weighted average number of STATS shares after the consummation of the merger	1,926,285	1,836,694

Weighted average number of ChipPAC shares	97,652	95,554
Exchange ratio	8.7	8.7

Weighted average number of STATS shares to be issued in the merger	849,572	831,320

Note 4    Liabilities under the ChipPAC, Inc. Employee Retention and Severance Plan

Certain employees of ChipPAC will receive payments under the ChipPAC employee retention plan. The unaudited pro forma condensed combined consolidated financial statements do not include any adjustments for liabilities relating to the retention of the employees. The estimated liabilities assumed of $1.23 million to be incurred in the first year of the merger will be recorded upon completion of the merger.